UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 16, 2006

Transocean Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Cayman Islands	333-75899	66-0582307
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4 Greenway Plaza, Houston, Texas		77046
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(713) 232-7500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure.

In accordance with Regulation FD, information is being furnished below in connection with presentations being made by the officers of Transocean Inc. (the "Company"):

1. Revenue Backlog. Total revenue backlog at December 31, 2005 was approximately $10.3 billion. As of such date, contracts pending (i.e., letters of intent) represented approximately an additional potential $3.4 billion in revenue backlog, including approximately $2.3 billion within the Company's High-Specification Floaters fleet and approximately $650 million within the Company's Jackups fleet. Revenue backlog is calculated by multiplying the contracted operating dayrate by the firm contract period from December 31, 2005 forward and, except as noted for contracts pending, reflects signed contracts only. Revenue backlog excludes revenues from mobilization, demobilization, contract preparation and customer reimbursables. Backlog is indicative of the full contractual dayrate, which could vary due to rig downtime and other factors.

Revenue backlog by year for 2006 - 2011 is approximately as follows:
- 2006 - $3.3 billion
- 2007 - $2.8 billion
- 2008 - $2.3 billion
- 2009 - $1.4 billion
- 2010 - $0.8 billion
- 2011 - $0.1 billion

2. Fleet Contract Commitment Percentage. As of January 4, 2006, the Company had the following percentage of its fleet subject to client contract commitments for 2006, 2007 and 2008, respectively:

- Fifth-Generation (13 Rigs) - 95%, 87% & 59%
- Other Deepwater (17 Rigs) - 73%, 44% & 38%
- Other High-Spec. (4 Rigs) - 91%, 75% & 75%
- Total High-Spec. Fleet - 84%, 65% & 51%
- Other Floaters Fleet - 67%, 28% & 14%
- Jackups Fleet - 73%, 30% & 8%

The statements made herein that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include, but are not limited to statements involving the amount of contract and pending contract revenue backlog and the percentage of the Company's fleet subject to client contract commitments. Such statements are subject to numerous risks, uncertainties and assumptions, including but not limited to, uncertainties relating to the level of activity in offshore oil and gas exploration and development, exploration success by producers, oil and gas prices, competition and market conditions in the contract drilling industry, shipyard delays, actions and approvals of third parties, possible cancellation or suspension of drilling contracts as a result of mechanical difficulties or performance, the Company’s ability to enter into and the terms of future contracts, the availability of qualified personnel, labor relations and the outcome of negotiations with unions representing workers, operating hazards, storms, terrorism, political and other uncertainties inherent in non-U.S. operations (including the risk of war, civil disturbance, seizure or damage of equipment and exchange and currency fluctuations), the impact of governmental laws and regulations, the adequacy of sources of liquidity, the effect of litigation and contingencies and other factors described above and discussed in the Company’s Form 10-K for the year ended December 31, 2004 and in the Company’s other filings with the SEC, which are available free of charge on the SEC’s website at www.sec.gov. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statements.

The information in Item 7.01 of this report is being furnished, not filed. Accordingly, the information in Item 7.01 of this report will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference. The furnishing of the information in this report is not intended to, and does not, constitute a determination or admission by the Company that the information in this report is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Transocean Inc.

January 16, 2006	By:	William E. Turcotte

Name: William E. Turcotte
Title: VP, Associate General Counsel